                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                                 MIRENCO, INC.
                 ------------------------------------------

            (Exact name of registrant as specified in its charter)


                 Iowa                               39-1878581
  (State of incorporation or organization)  (IRS Employer Identification No.)

                                206 May Street,
                             Radcliffe, Iowa 50230

                   (Address of principal executive offices)
                                  (Zip Code)

 If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

 If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

 Securities Act registration statement file number to which this form relates:

                                   333-41092

       Securities to be registered pursuant to Section 12(b) of the Act:


                                              Name Of Each Exchange On Which
      Title Of Each Class To                            Each Class
       Be So Registered                             Is To Be Registered
      ---------------------                 ---------------------------------
             N/A                                      N/A *

               * Registrants's commons shares are expected to be traded on the
                 NASD Over-the-Counter Bulleting Board during June 2001.

       Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK

       ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereby is the common stock, and associated rights, no par value per share of Mirenco, Inc., an Iowa corporation.

The description of the Mirenco common stock is contained in the prospectus, dated May 2, 2001, included in the Registrant's Registration Statement on Form SB-2 (No. 333-56974) under the caption " Description of Capital Stock," which is incorporated herein by reference.

                               ITEM 2.  EXHIBITS.

The securities described herein are to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits are hereby incorporated herein by reference.

1. Certificate of Incorporation of Mirenco, Inc. is set forth as Exhibit 3.2 to the Registration Statement on Form SB-2.
2. By-laws, as amended, of Mirenco, Inc. are set forth as Exhibit 3.3 to the Registration Statement on Form SB-2.
3. Form of Common Stock Certificate is set forth as Exhibit 3.4 to the Registration Statement on Form SB-2.
4.    Form of Prospectus is attached to the Registration Statement on Form SB-2.


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 MIRENCO, INC.
                                  (Registrant)

                              Date:  May 30, 2001

                                     By: /s/ Dwayne Fosseen
                                        -----------------------
                                      Name:  Dwayne Fosseen
                                      Title: CEO and Chairman